John Hancock
197 Clarendon Street
Boston, Massachusetts 02116
(617) 572-0070
E-mail: mramirez@jhancock.com
Michael A. Ramirez
AVP and Senior Counsel
April 21, 2025
U.S. Securities and Exchange Commission
450 F St., N.E.
Washington, D.C. 20549
Re: John Hancock Life Insurance Company of New York Separate Account B File Nos. 811-8329 and 333-141693
Commissioners:
This opinion is being furnished with respect to the filing of Post-Effective No. 19 under the Securities Act of 1933 (Post-Effective Amendment No. 136 under the Investment Company Act of 1940) on the Form N-6 Registration Statement of John Hancock Life Insurance Company of New York Separate Account B as required by Rule 485 under the 1933 Act.
I have acted as counsel to Registrant for the purpose of preparing this Post-Effective Amendment which is being filed pursuant to paragraph (b) of Rule 485 and hereby represent to the Commission that in our opinion this Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b).
I hereby consent to the filing of this opinion with and as a part of this Post-Effective Amendment to Registrant’s Registration Statement with the Commission.
Very truly yours,
/s/ Michael A. Ramirez
Michael A. Ramirez
AVP and Senior Counsel
Protection SVUL - Accumulation SVUL